TRA TERMINATION AND RELEASE AGREEMENT
THIS TRA TERMINATION AND RELEASE AGREEMENT (this “Agreement”), is entered into as of July 11, 2019 (the “Effective Date”) by and among Spark Energy, Inc., a Delaware corporation (“SEI”), Spark HoldCo, LLC, a Delaware limited liability company (“Spark HoldCo”), Retailco, LLC, a Texas limited liability company (“Retailco”), NuDevco Retail, LLC, a Delaware limited liability company (“NuDevco Retail” and, together with Retailco, the “Members”), and W. Keith Maxwell III (“Agent”).
RECITALS
WHEREAS, SEI, Spark HoldCo, NuDevco Retail, NuDevco Retail Holdings, LLC, a Delaware limited liability company (“NuDevco Retail Holdings”), and the Agent entered into that certain Tax Receivable Agreement, dated as of August 1, 2014, (the “TRA”);
WHEREAS, pursuant to an internal reorganization, Retailco succeeded to the interest of NuDevco Retail Holdings under (1) the TRA, (2) that certain limited liability company agreement of Spark HoldCo, as amended (the “Spark HoldCo LLC Agreement”), and (3) that certain Registration Rights Agreement, effective as of August 1, 2014, by and among SEI, NuDevco Retail and NuDevco Retail Holdings (the “Registration Rights Agreement”);
WHEREAS, the TRA sets forth the agreements among the parties regarding the sharing of certain tax benefits realized by SEI as a result of the Members exchanging their membership units in Spark HoldCo, together with an equal number of shares of SEI’s Class B common stock, par value $0.01 per share (the “Class B Shares”) for shares of SEI’s Class A common stock, par value $0.01 per share (the “Class A Shares”) or cash, and such agreements under the TRA entitle the Members to certain payments and other rights under the TRA (the “TRA Rights”);
WHEREAS, Retailco, LLC is the Holder of the Amended and Restated Spark HoldCo, LLC and Spark Energy, Inc. Subordinated Promissory Note issued on June 13, 2019 (the “Subordinated Note”);
WHEREAS, at various points in time, both past and present, SEI, Spark HoldCo and the Members have discussed a proposed full and complete termination of the TRA and the obligations of the parties thereunder in exchange for either the issuance of stock or the installment payment of a cash settlement amount to the Members (the “Proposal”);
WHEREAS, by Unanimous Written Consent dated February 20, 2018, the Board of Directors of SEI appointed a Special Committee of independent directors for the purpose of reviewing, evaluating and responding to the Proposal and determining whether to grant approval of the transactions contemplated by the Proposal (the “Special Committee”);
WHEREAS, in connection with the negotiation of the Proposal and the finalization of this Agreement, the Special Committee has engaged Stout Advisory of Houston, Texas (“Stout”) for the purpose of opining on the fairness of the Agreement to SEI and its shareholders who are unaffiliated with the Member Parties (defined below) (the “Stout Fairness Opinion”);

WHEREAS, SEI, the Members and Agent have agreed to the Proposal in its present form as more specifically provided below; and
WHEREAS, Spark HoldCo is committed to providing the necessary distributions to SEI for SEI to meet the obligations imposed upon it under the terms of this Agreement;
WHEREAS, any defined terms used in this Agreement that are not otherwise defined herein shall have the meanings provided for such defined terms in the TRA; and
NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:
AGREEMENT
1.    Termination Consideration.  Subject to the Special Committee receiving the Stout Fairness Opinion, as consideration for the complete and full termination of the TRA and all obligations thereunder as further provided in this Agreement, upon final execution of this Agreement, SEI agrees to pay the Members a cash payment of $11,239,250 via wire transfer to accounts set forth in written wiring instructions provided by the Members to SEI, on July 15, 2019 (collectively, the “Termination Consideration”).
2.    Retailco, LLC Commitment Under Subordinated Note. Contemporaneous with Spark HoldCo’s distribution of the Termination Consideration to SEI and SEI’s payment of the Termination Consideration to the Members, Spark HoldCo will be required to make proportionate “gross up” payments to the Members pursuant to the terms of the Spark HoldCo LLC Agreement totaling approximately $16,260,750 (the “Gross Up Payments”). Immediately upon receiving the Gross Up Payments, the Members and Retailco, LLC agree that it shall by no later than July 15, 2019 advance funds in the amount of the Gross Up Payments to SEI and Spark HoldCo pursuant to the terms of the Subordinated Note.
3.    Full and Complete TRA Termination.  Subject to the condition precedent of the Special Committee receiving the Stout Fairness Opinion, the following is agreed between the Parties:
(a)    Termination of TRA Payment Obligations. Notwithstanding anything contained in the TRA to the contrary, effective upon the parties entering into this Agreement, except for the Surviving TRA Terms, neither SEI nor the Members shall have any further payment, reimbursement or performance obligations to one another under the TRA, whether past, accrued or yet to arise, including, without limitation, (i) the obligations of SEI with respect to any future and yet to be determined TRA payment obligations arising out of the exercise of Exchange Rights associated with the Spark HoldCo Units or an Early Termination Payment under the TRA, or (ii) any reimbursement or claw back payments the Members may owe SEI under the TRA.

(b)    Other Obligations. Notwithstanding anything contained in the TRA or the Spark HoldCo LLC Agreement to the contrary, effective upon the parties entering into this Agreement, all other rights and obligations under the TRA shall terminate; provided however, that Sections 6.2 (Consistency), 6.3 (Cooperation), 7.1 (Notices), 7.4 (Governing Law), 7.8 (Resolution of Disputes) and 7.12 (Confidentiality) of the TRA (collectively, the “Surviving TRA Terms”) shall survive and remain in effect. For purposes of any notices to be provided pursuant to Section 7.1 of the TRA, the addresses of the parties are revised as provided with each party’s signature set forth below.
(c)    No Early Termination Notice. Notwithstanding any other provisions of this Agreement or the TRA to the contrary, SEI and the Members agree that the entering into of this Agreement does not constitute an Early Termination Notice (as defined in the TRA).
4.    Mutual Release.
(a)    Mutual Release of Claims. Subject to and effective immediately upon the execution of this Agreement by the parties, (i) the Member Parties irrevocably release, acquit, and discharge the SEI Released Parties from any and all Claims (defined below), and (ii) SEI and Spark HoldCo irrevocably release, acquit, and discharge the Member Parties (defined below) from any and all Claims.
(b)    “Claims” means all claims, causes of action, demands, obligations, or liabilities of any kind, whether accrued or unaccrued, known or unknown, suspected or unsuspected, concealed or hidden, fixed or contingent, matured or unmatured, liquidated or unliquidated, foreseen or unforeseen, solely relating to or arising out of the TRA, including but not limited to any and all performance or payment obligations relating thereto, but does not include claims for enforcement, default, damages, or breach with respect to any provision of this Agreement or the Surviving TRA Terms.
(c)    “Member Parties” means each of the Members and the Agent, their respective affiliates, parent companies, predecessors, successors and assigns, and each of their respective employees, officers, board members, board committees, legal and financial advisors, partners, managers, members, and shareholders, other than the SEI Released Parties.
(d)    “SEI Released Parties” means each of SEI, Spark HoldCo, and their direct and indirect subsidiaries, and each of their respective employees, officers, board members, board committees, legal and financial advisors, partners, managers, members, and shareholders, other than the Member Parties.
5.    Representations, Warranties and Covenants by the Parties.

5.1	Representations, Warranties and Covenants of the Members. The Members represent, warrant and covenant to SEI the following:

(a)    Authority. Members have full power and authority to enter into this Agreement and this Agreement constitutes valid and legally binding obligations of Members, enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.
(b)    Title to and No Assignment of TRA Rights. Members have good and marketable title to the TRA Rights under the TRA and Members have not, directly or indirectly, assigned or transferred or purported to assign or transfer to any person or entity any of the TRA Rights or any portion thereof. No Person has any outstanding option or preemptive or similar right to purchase any of TRA Rights or any of the Members’ rights under the TRA.
(c)    Consents. No consent, approval, qualification, order or authorization of, or filing with, any Person or Governmental Authority is required on the part of Members in connection with Members’ valid execution, delivery or performance of this Agreement.

5.2	Representations, Warranties and Covenants of SEI. SEI represents, warrants and covenants to the Members the following:
(a)    Authority. SEI has full power and authority to enter into this Agreement, and this Agreement constitutes a valid and legally binding obligation of SEI, enforceable in accordance with it terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.
(b)    Consents. No consent, approval, qualification, order or authorization of, or filing with, any Person or Governmental Authority is required on the part of SEI in connection with SEI’s valid execution, delivery or performance of this Agreement.

5.3	Representations, Warranties and Covenants of Spark HoldCo. Spark HoldCo represents, warrants and covenants to the Members the following:
(a)    Authority. Spark HoldCo has full power and authority to enter into this Agreement, and this Agreement constitutes a valid and legally binding obligation of Spark HoldCo, enforceable in accordance with it terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.
(b)    Consents. No consent, approval, qualification, order or authorization of, or filing with, any Person or Governmental Authority is required on the part of Spark HoldCo in connection with Spark Holdco’s valid execution, delivery or performance of this Agreement.
(c)    Financial Support and Distributions to SEI. Subject to the limitations imposed on Spark HoldCo under either applicable law or the Senior Obligations, Spark

HoldCo will from time to time provide the cash distributions (i) to SEI in the amounts necessary for SEI to make the payments to which it is obligated under Section 1 of this Agreement, and (ii) to the other Members as required under the Spark HoldCo LLC Agreement.
6.    Further Assurances.  If any further action is reasonably necessary to carry out the intent and purpose of this Agreement, then each party shall take such further action (including the execution and delivery of further documents) as any other party reasonably requests to carry out such purpose, including executing any agreement or providing additional information, documents and other materials for purposes of preparing any financial statement, preparing any tax return or contesting or defending any audit, examination or controversy in connection with the transactions contemplated by this Agreement.
7.    Public Disclosures.
(a)Disclosure Restrictions. Nothing in this Agreement shall limit a party’s ability to make such disclosures regarding this Agreement or the transactions contemplated by this Agreement (including, without limitation, filing this Agreement with the Securities and Exchange Commission, or any other comparable foreign, domestic, state and local securities regulatory authority to which SEI is subject, to the extent required or deemed appropriate by such party, taking into account the advice of such party’s counsel, to comply with applicable law, including federal securities laws, rules or regulations or the requirements of any exchange on which a party’s (or its affiliate’s) securities may be listed, quoted or traded, provided such party allows the other party reasonable time to review and suggest comments on any such disclosure prior to the issuance thereof.
(b)Non-Compliance with Disclosure Restrictions. Each party shall be liable for any failure of its affiliates or representatives to comply with the Surviving TRA Terms and the restrictions set forth under Section 6(a).
8.    Authority to Execute Agreement.  By signing below, each party warrants and represents that the person signing this Agreement on its behalf has authority to bind that party and that the party’s execution of this Agreement is not in violation of any by-law, covenants and/or other restrictions placed upon them.
9.    Costs and Expenses.  Each party shall be responsible for its own costs and expenses incurred in connection with the transactions contemplated by this Agreement, including but not limited to any further actions requested pursuant to Section 5 of this Agreement.
10.    Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Texas, as outlined in Section 7.4 of the TRA.
11.    Entire Agreement; No Third Party Beneficiaries. Subject to and except as may be specifically provided herein, this Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
12.    DISCLAIMER OF RELIANCE: EACH PARTY EXPRESSLY WARRANTS THAT HE, SHE, OR IT HAS CAREFULLY READ THIS AGREEMENT (INCLUDING THIS DISCLAIMER OF RELIANCE SET FORTH IN APPROPRIATELY CONSPICUOUS LANGUAGE) AND ANY EXHIBITS ATTACHED TO THIS AGREEMENT, UNDERSTANDS THEIR CONTENTS, AND SIGNS THIS AGREEMENT AS HIS, HER, OR ITS OWN FREE ACT. EACH PARTY EXPRESSLY WARRANTS THAT NO PROMISE OR AGREEMENT WHICH IS NOT HEREIN EXPRESSED HAS BEEN MADE TO HIM, HER, OR IT IN EXECUTING THIS AGREEMENT, AND THAT HE, SHE, OR IT IS NOT RELYING UPON (INDEED, EXPRESSLY DISCLAIMS RELIANCE UPON) ANY STATEMENT OR REPRESENTATION OF ANY PARTY OR ANY AGENT OF THE PARTIES BEING RELEASED HEREBY. EACH PARTY AGREES THIS IS AN ARM’S-LENGTH TRANSACTION (NO FIDUCIARY RELATIONSHIP EXISTS) AND IS RELYING SOLELY ON HIS, HER, OR ITS OWN JUDGMENT, AND EACH PARTY HAS BEEN REPRESENTED BY, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY BUT IS OF THEIR OWN FREE WILL NOT REPRESENTED BY, LEGAL COUNSEL IN THIS MATTER, AS WELL AS CONSULT WITH ANY FINANCIAL, TAX OR OTHER ADVISORS. ANY PARTY WHO IS UNREPRESENTED COVENANTS THAT HE, SHE, OR IT HAS READ THE ENTIRE CONTENTS OF THIS AGREEMENT IN FULL, AND IS AWARE OF THE LEGAL CONSEQUENCES OF THIS AGREEMENT. EACH PARTY AGREES THAT THIS DISCLAIMER IS AN EFFECTIVE DISCLAIMER OF RELIANCE UNDER TEXAS LAW.
13.    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
14.    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible
[Signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Termination and Release Agreement as of the Effective Date.

SPARK ENERGY, INC.

By:	/s/ Nathan Kroeker
Name:	Nathan Kroeker
Title:	CEO
Address: 12140 Wickchester Lane, Suite 100, Houston, Texas 77079 Attention: Special Committee –Ken Hardwick

SPARK HOLDCO, LLC

By:	/s/ Nathan Kroeker
Name:	Nathan Kroeker
Title:	CEO
                          Address: 12140 Wickchester Lane, Suite 100
     Houston, Texas 77079
Attention: Mr. Nathan Kroeker

RETAILCO, LLC

By:	/s/ Todd Gibson
Name:	Todd Gibson
Title: Address:	CFO 12140 Wickchester Lane, Suite 100 Houston, Texas 77079
Attention:	Mr. Todd Gibson

NUDEVCO RETAIL, LLC

By:	/s/ Todd Gibson
Name:	Todd Gibson
Title:	CFO
                          Address:     12140 Wickchester Lane, Suite 100
        Houston, Texas 77079
Attention: Mr. Todd Gibson

/s/ W. Keith Maxwell
W. KEITH MAXWELL, III Address: 12140 Wickchester Lane, Suite 100 Houston, Texas 77079

[Signature page for TRA Termination and Release Agreement]